                                                                    Exhibit 99.3

                             SHAREHOLDER AGREEMENT

         SHAREHOLDER AGREEMENT, dated as of June 2, 2000 (this "AGREEMENT"), by the undersigned shareholders (collectively, the "SHAREHOLDERS") of Lunar Corporation, a Wisconsin corporation (the "COMPANY"), for the benefit of GE Medical Systems, a division of General Electric Company, a New York corporation ("PARENT").

                                  RECITALS

         A. Parent, Topaz Merger Corp., a Wisconsin corporation and a direct wholly owned subsidiary of Parent ("SUB"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, par value $0.16 per share, of Parent ("PARENT COMMON STOCK");

         B. As of the date hereof, each Shareholder owns that number of shares of Company Common Stock appearing opposite his name on SCHEDULE A (such shares of Company Common Stock together with any other shares of capital stock of the Company acquired by such Shareholder, individually, after the date hereof during the term of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being collectively referred to herein as the "SUBJECT SHARES"); and

         C. As a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholders agree, and in order to induce Parent to enter into the Merger Agreement the Shareholders have agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows, the obligations of the shareholders hereunder to be several and not joint or joint and several (except as otherwise set forth in Section 3 hereof):

         1. COVENANTS OF SHAREHOLDERS. Until the termination of this Agreement in accordance with Section 8, the Shareholders agree as follows:

                  (a) The Shareholders shall attend the Shareholder Meeting, in person or by proxy, and at the Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholders shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholders' vote, consent or other approval is sought, the Shareholders shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any Subsidiary or any Takeover Proposal or (ii) any amendment of the Company's Restated Certificate of Incorporation, or By-laws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Shareholders further agrees not to commit or agree to take any action inconsistent with the foregoing.

                  (c) The Shareholders agree not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "TRANSFER"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares, and agree not to commit or agree to take any of the foregoing actions; provided, however, that the Shareholder may (A) Transfer up to 2% of the Subject Shares by gift to charitable organizations and up to 2% of the Subject Shares by gift to members of the "immediate family" (as defined in Rule 16a-1(e) of the Exchange Act) of the Shareholder; and (B) pledge as collateral up to 2% of the Subject Shares in connection with the exercise of Company Stock Options held by the Shareholder pursuant to the Company Stock Option Plans; provided, that in each case any transferee or pledgee of such Subject Shares agrees in writing to be bound by the terms of this Agreement to the same degree as the Shareholders as transferors.

                  (d) The Shareholders shall not, nor shall the Shareholders authorize any investment banker, attorney or other advisor or representative of the Shareholders to, directly or indirectly (i) solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company or any Subsidiary in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal, except in their capacity as representatives or agents of the Company, as permitted by the terms and conditions of the Merger Agreement.

                  (e) The Shareholders shall use the Shareholders' reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, except in their capacity as representatives or agents of the Company, as permitted by the terms and conditions of the Merger Agreement.


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

                  (f) The Shareholders agree to promptly notify Parent in writing of the nature and amount of any acquisition by such Shareholder of any voting securities of the Company acquired by such Shareholder hereinafter.

                  (g) The Shareholders shall not knowingly take or fail to take any action which would cause the Merger to not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

                  (h) The Shareholder hereby revokes any and all prior proxies or powers of attorney in respect of any of Subject Shares.

         2. REPRESENTATIONS AND WARRANTIES. Each Shareholder represents and warrants with respect to himself to Parent as follows:

                  (a) Except for the Shareholder that is indicated as a record as well as a beneficial owner of certain shares as indicated on Schedule A hereto, the record owner of the Subject Shares is a member firm of the New York Stock Exchange which holds such shares in street name for the convenience of such Shareholder. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares.- The Shareholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except as contemplated by this Agreement.

                  (b) This Agreement has been duly executed and delivered by the Shareholder. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms. The execution and delivery of this Agreement by the Shareholder does not and will not conflict with any agreement, order or other instrument binding upon the Shareholder, nor require any regulatory filing or approval, other than pursuant to the HSR Act (as defined below).

         3. BREACH; LIQUIDATED DAMAGES. In the event of a breach by one or more Shareholders, and in lieu of any other monetary damages for breach of this Agreement, the Shareholders, jointly and severally, shall (i) pay to the Parent as liquidated damages the Fixed Damages Payment and (ii) upon the occurrence of a Triggering Event, in addition to the occurrence of such breach, the Shareholders shall pay the Parent the Variable Damages Payment. In connection with the calculation of the amount of any Variable Damages Payment, in the event of any change in the number of issued and outstanding shares of Subject Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Subject Shares subject to the calculation of the Variable Damages Payment and the Exercise Price per Subject Share shall be appropriately adjusted. The capitalized terms used in this Section 3 and not otherwise defined have the meaning set forth in Section 4 below.

         4. DEFINITIONS.

         (a) A "Triggering Event" shall mean one or more of the following events shall have occurred on or after the date hereof: (A) any person, corporation, partnership, limited liability company or other entity or group (such person, corporation, partnership, limited liability company or other entity or group, other than Parent or an affiliate of Parent, being referred to hereinafter, singularly or collectively, as a "PERSON"), acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any group is formed which beneficially owns 20% or more of the outstanding shares of Company Common Stock; (C) any Person shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Company Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of the Company, or other similar business combination involving the Company, and any Shareholder shall have tendered Subject Shares in response to such offer or breached Section 1(b) in relation to any such public proposal; (D) the Company enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other usiness combination involving the Company or a "significant subsidiary" (as defined in Rule 1.02(w) of Regulation S-X as promulgated by the Securities and Exchange Commission (the "SEC")) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by the Merger Agreement); (E) any Person is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (F) there is a public announcement with respect to a plan or intention by the Company, other than Parent or its affiliates, to effect any of the foregoing transactions. For purposes of this subparagraph (iii), the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder.

         (b) The "Fixed Damages Payment" is defined as $2,000,000.

         (c) The "Variable Damages Payment" is an amount (not less than zero) equal to the product of the excess of the Market Price over the Exercise Price multiplied by the number of Subject Shares minus the sum of (A) the aggregate amount of the actual taxes (including the tax benefit of the amounts paid to Parent), if any, payable by the Shareholders with respect to the sale, if any, of the Subject Shares in connection with the Triggering Event and (B) $2,000,000.

         (d) The "Market Price" is the highest price at which any Person is offering to purchase a share of Common Stock of the Company (or, for all purposes in this definition, equivalents thereof) or being offered the opportunity to purchase Common Stock of the Company in connection with a Triggering Event.

         (e) The "Exercise Price" shall mean a price per Subject Share equal to $17.00.

         5. PAYMENT OF LIQUIDATED DAMAGES. Payment made by Shareholders to Parent of liquidated damages pursuant to this Agreement shall be made by wire transfer of federal funds to a bank designated by Parent or a check payable in immediately available funds.

         6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent.

         7. THE CLOSING. Any closing hereunder shall take place on the Closing Date specified by Parent in its Stock Exercise Notice pursuant to Section 1 at 10:00 A.M., local time, or the first business day thereafter on which all of the conditions in Section 2 are met, at the principal executive office of the Company, or at such other time and place as the parties hereto may agree.

         8. TERMINATION. The obligations of the Shareholders hereunder shall terminate upon the earlier to occur of (i) 9 months after the termination of the Merger Agreement pursuant to Section 7.1 thereof and (ii) the Effective Time; PROVIDED, HOWEVER, that if the Merger Agreement is terminated by the Company pursuant to Section 7.1(b), (c) or (d) thereof (other than a termination pursuant to Section 7.1(d)(i) following receipt of a Superior Proposal) or if the Merger Agreement is terminated pursuant to Section 7.1(a) thereof, then such obligations shall terminate upon the termination of the Merger Agreement. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

         9. FURTHER ASSURANCES. The Shareholders will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         10. SUCCESSORS, ASSIGNS AND TRANSFEREES BOUND. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Shareholder, such as an executor or heir) shall be bound by the terms hereof, and the Shareholders shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

         11. AFFILIATE LETTER. The Shareholders agree to execute and deliver on a timely basis, when and if requested by Parent, a written agreement in substantially the form of Exhibit D to the Merger Agreement.

         12. REMEDIES. The Shareholders acknowledge that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Parent irreparable harm. Accordingly, the Shareholders agree that in the event of any breach or threatened breach of this Agreement, Parent, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

         13. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         14. AMENDMENT. This Agreement may be amended only by means of a written instrument executed and delivered by both the Shareholders and Parent.

         15. JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         17. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise provided in Section 8 or as specified in the Merger Agreement. Notwithstanding the foregoing, the Company shall pay fees and disbursements, in an amount not to exceed $10,000, of Piper Marbury Rudnick & Wolfe as counsel to the Shareholders for this transaction.

         18. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Furthermore the parties agree that the liquidated damages provided for herein are in the nature of compensation for damages, and not a penalty, and are reasonable in relation to the damages and losses that Parent is likely to incur as a result of the circumstances under which they are payable.

         19. NOTICE. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

         (a) if to Parent, to:

             GE Medical Systems
             P.O. Box 414, W-410
             Milwaukee, WI 53201

             Attn: General Counsel
             Fax: 414-544-3575

         with copies to:

             GE Medical Systems
             3000 North Grandview Boulevard
             Waukesha, WI 53188
             Attn: General Counsel

         and:

             General Electric Company
             3135 Easton Turnpike
             Fairfield, CT 06431-0001
             Attn: Vice President and Senior Counsel--Transactions
             Fax: 203-373-3008

         and:

             Gibson Dunn & Crutcher LLP
             200 Park Avenue
             New York, New York  10166-0193
             Attention: Steven Shoemate
             Facsimile No.: 212-351-4035

         (b) if to the Shareholder to:

             Richard Mazess
             3534 Blackhawk Drive
             Madison, WI 53705

         with a copy to:

             Piper Marbury Rudnick & Wolfe
             203 North LaSalle Street
             Chicago, IL 60601
             Attn: Mitchell L. Hollins
             Fax: 312-236-7516

         20. CAPITALIZED TERMS. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

         21. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. NO LIMITATION ON ACTIONS OF THE SHAREHOLDERS AS DIRECTOR. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Shareholders to take or in any way limit any action that the Shareholders may take to discharge the Shareholders' fiduciary duties as a director of the Company, including but not limited to the right to vote for or support a Superior Proposal in accordance with the terms of the Merger Agreement.

         23. WAIVER OF APPRAISAL RIGHTS. Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger.

         24. STOP TRANSFER. The Shareholders shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in compliance with this Agreement.

IN WITNESS WHEREOF, the Shareholders and Parent have caused this Agreement to be duly executed and delivered on the day first above written.


             SHAREHOLDERS


             /s/ Richard B. Mazess
             -----------------------------------
             Richard B. Mazess



             /s/ Marilyn Mazess
             -----------------------------------
             Marilyn Mazess



             /s/ Richard B. Mazess
             -----------------------------------
             Richard B. Mazess, as custodian
             under the Uniform Gifts to Minors Act



             /s/ Richard B. Mazess
             -----------------------------------
             Richard B. Mazess, as custodian
             under the Uniform Gifts to Minors Act

             GENERAL ELECTRIC COMPANY,
             a New York corporation



             By: /s/ J. Keith Morgan
             -----------------------------------
             Name:    J. Keith Morgan
             Title:   Vice President and General Counsel
                      GE Medical Systems

                                    SCHEDULE A

                                                                        NUMBER OF
RECORD OWNER                      BENEFICIAL OWNER                       SHARES

Richard B. Mazess               Richard B. Mazess                       911,260

Robert W. Baird & Co.           Richard B. Mazess                       1,750

Salomon Smith Barney, Inc.      Richard B. Mazess and Marilyn           1,334,335
                                Mazess as joint tenants with right
                                of survivorship

Salomon Smith Barney, Inc.      Richard B. Mazess as custodian          347,500
                                under Uniform Gifts to Minors Act

Salomon Smith Barney, Inc.      Richard B. Mazess as custodian          260,000
                                under Uniform Gifts to Minors Act


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